UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under § 240.14a-12

SPRINT NEXTEL CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

The following is being distributed to certain business customers of Sprint Nextel Corporation.

Sprint-SoftBank transaction

As you are likely aware, on Oct. 15 Sprint and SoftBank, a Japanese telecommunications and Internet corporation, announced a transaction that would give SoftBank an approximately 70 percent ownership stake (on a fully-diluted basis) of Sprint. In addition to the $12.1 billion SoftBank will be paying to Sprint stockholders pursuant to the transaction, SoftBank will be investing approximately $8 billion in Sprint that will help strengthen Sprint’s balance sheet. We expect the transaction will create a new, stronger Sprint benefitting our customers, shareholders and employees.

We do not expect changes to your service or contract at this time. You may have questions specific to you or regarding other details of this transaction. Due to restrictions of the Securities and Exchange Commission, we are limited in the information we can share. However, here are a few key points regarding the transaction:

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Sprint’s headquarters will continue to be in Overland Park, Kan., and Dan Hesse will continue as our CEO. Our stock will be publicly traded on the New York Stock Exchange. The transaction is subject to Sprint shareholder and regulatory approvals and isn’t expected to close until mid-2013.

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The transaction is expected to create a new, stronger Sprint by providing financial flexibility that will allow growth in ways not possible under existing conditions and enable us to invest meaningfully in improving our network and customer experience.

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We believe that the transaction will make Sprint a stronger and more robust competitor in the U.S. telecom market, battling two entrenched larger competitors. That’s good news for Sprint customers and partners and all U.S. consumers of wireless services. Both SoftBank and Sprint have a history of technical and marketing innovation which means the transaction will assure consumers of more choice and a more robust competitive marketplace for years to come.

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SoftBank is a leader in providing Long-Term Evolution technology to its subscribers and will provide valuable knowledge to help support Sprint’s Network Vision plan, which will bring LTE service nationwide, enhancing network coverage, call quality and data speeds for customers.

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SoftBank has a successful track record in prior acquisitions of improving service offerings to customers, leading to enhanced competition and growth. SoftBank operates Internet and communications-related businesses in Japan and globally. The company is headquartered in Tokyo and has operations in mobile, broadband, fixed-line telecommunications, e-Commerce and information technology-related products and a market capitalization of approximately $45 billion.

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SoftBank has expertise offering services such as voice, cloud computing and network services for corporate customers worldwide. This expertise aligns with Sprint’s own wireline focus with network, converged, and cloud services to help businesses simplify communications, realize cost savings and increase productivity.

As always, we appreciate and value your business. If you have further questions about the SoftBank announcement or other matters please let your account team know.

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transaction between Sprint Nextel Corporation (“Sprint”) and SoftBank Corporation (“SoftBank”) and its group companies, including Starburst II, Inc. (“Starburst II”) pursuant to a merger agreement and bond purchase agreement. All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of SoftBank or Sprint; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction or that the required approval by Sprint’s stockholders may not be obtained; (2) there may be a material adverse change of SoftBank or Sprint or the respective businesses of SoftBank or Sprint may suffer as a result of uncertainty surrounding the transaction; (3) the transaction may involve unexpected costs, liabilities or delays; (4) legal proceedings may be initiated related to the transaction; and (5) other risk factors as detailed from time to time in Sprint’s and Starburst II’s reports filed with the Securities and Exchange Commission (“SEC”), including Sprint’s Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2012 and the proxy statement/prospectus to be contained in Starburst II’s Registration Statement on Form S-4, which are (or will be, when filed) available on the SEC’s web site (www.sec.gov). There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized.

None of Sprint, SoftBank or Starburst II undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed strategic combination, Starburst II plans to file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Sprint, and that also will constitute a prospectus of Starburst II. Sprint will mail the proxy statement/prospectus to its stockholders. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The proxy statement/prospectus, as well as other filings containing information about Sprint, SoftBank and Starburst II, will be available, free of charge, from the SEC’s web site (www.sec.gov). Sprint’s SEC filings in connection with the transaction also may be obtained, free of charge, from Sprint’s web site (www.sprint.com) under the tab “About Us – Investors” and then under the heading “Documents and Filings – SEC Filings,” or by directing a request to Sprint, 6200 Sprint Parkway, Overland Park, Kansas 66251, Attention: Shareholder Relations or (913) 794-1091. Starburst II’s SEC filings in connection with the transaction (when filed) also may be obtained, free of charge, by directing a request to SoftBank, 1-9-1 Higashi-Shimbashi, Minato-ku, Tokyo 105-7303, Japan; telephone: +81.3.6889.2290; e-mail: ir@SoftBank.co.jp.

Participants in the Merger Solicitation

The respective directors, executive officers and employees of Sprint, SoftBank, Starburst II and other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Sprint’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2011. Other information regarding the interests of such individuals as well as information regarding SoftBank’s and Starburst II’s directors and executive officers will be available in the proxy statement/prospectus when it becomes available. These documents can be obtained free of charge from the sources indicated above. This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.